Exhibit 99.1

SoundHound AI Reports Record Quarter with 80% Q4 Revenue Growth to $17.1 Million; Adjusted EBITDA Improved by 80% Year-Over-Year in Q4

Combined Cumulative Subscriptions & Bookings Backlog of $661 Million Represents a 2x increase Year-Over-Year

SANTA CLARA, Calif.--(BUSINESS WIRE)--SoundHound AI, Inc. (Nasdaq: SOUN), a global leader in voice artificial intelligence, today reported its financial results for the fourth quarter and full year 2023.

“This was a breakthrough year in which SoundHound rapidly integrated powerful new generative AI capabilities. Our real-world voice AI applications are already live and driving consumer engagement across vehicles, devices, and customer service businesses,” said Keyvan Mohajer, CEO and Co-Founder of SoundHound AI. “We also acquired SYNQ3, establishing SoundHound as the largest voice AI provider for restaurants. Our pace and agility amid this AI revolution has put us ahead of the field when it comes to delivering real commercial value.”

Fourth Quarter and Full Year Financial Highlights

●	Fourth quarter revenue was $17.1 million, an increase of 80% year-over-year
●	Fourth quarter gross margin was 77%, an increase of 6 percentage points year-over-year
●	Fourth quarter earnings per share was a net loss of ($0.07), compared to ($0.15) in the prior year, improved by 53%
●	Adjusted EBITDA (non-GAAP) was ($3.7) million, compared to ($18.8) million in the prior year, improved by 80%
●	Full year revenue was $45.9 million, an increase of 47% year-over-year
●	Full year gross margin was 75%, an increase of 6 percentage points year-over-year
●	Full year earnings per share was a net loss of ($0.40), compared to ($0.74) in the prior year, and improved by 46%
●	Adjusted EBITDA (non-GAAP) was ($35.9) million, compared to ($72.8) million in the prior year, and improved by 51%
●	Combined cumulative subscriptions and bookings backlog[1] customer metric grew to $661 million, up 2x compared to the prior year comparable measure
●	Achieved an annual run rate of ~3.5 billion queries, up roughly 50% year-over-year

“We finished the year strong by accelerating revenue and meaningfully increasing our penetration in the marketplace,” said Nitesh Sharan, CFO of SoundHound AI. ”We have fortified our balance sheet and taken prudent measures to strengthen our bottom line to ensure we can continue to capitalize on the tremendous customer demand for our AI solutions.”

Business Highlights

Customer and partners announcements

●	Notable, first-of-its-kind revenue contribution in Q4 from a preeminent AI chip company
●	Signed contract with a large auto OEM to significantly extend and increase unit volumes through 2037
●	Won a deal with a prominent US-based EV maker to voice-enable their full fleet of market-leading vehicles
●	SoundHound Chat AI was announced as the world’s first voice assistant with integrated generative AI to go into full production with an automaker. Stellantis’ DS Automobiles will be deploying the technology across all models in 13 languages across 18 countries
●	Three additional automotive brands, Peugeot, Opel, and Vauxhall, announced SoundHound Chat AI pilots in Europe
●	Custom branded AI voice assistant went live with a new line of vehicles from Togg, a growing Turkish EV car maker
●	Telly’s revolutionary dual screen smart TV integrated SoundHound AI voice assistant
●	Expanded our portfolio of renowned restaurant brands with enterprise restaurants brands: Jersey Mike's, Krispy Kreme, White Castle, and Church's Chicken
●	Expanded agreement with White Castle to go live in 100 drive-thru lanes by the end of this year and announced partnership with Samsung to revolutionize next-gen display technology for voice AI drive-thrus
●	In 2023, more than 100 customers adopted our AI restaurant solutions, including mid market brands such as Beef O’Brady’s, Blake’s Lotaburger, Bozzelli's Italian Deli, Bubbakoos Burritos, Chicken Shack, CoreLife Eatery, Dog Haus, Naz’s Halal, and Noi Thai
●	Expanded our ecosystem for customer service by adding Oracle MICROS Simphony Point-of-Sale for Restaurants, Toast Point-of-Sale system, and integration with Olo, a leading restaurant SaaS platform

●	SoundHound AI is now working with audio experts HME to make its solutions compatible with its world class NEXEO® headsets. HME serves QSRs drive-thrus in over 140 countries, enabling them to fulfill more than 30 million orders every day

Acquisition of SYNQ3

●	The combination with SYNQ3 expands SoundHound AI’s customer service offering, creating the largest voice AI provider for restaurants and extending the company’s market reach by an order of magnitude
●	The newly joined entity beings nearly two decades of SoundHound’s innovation with decades of SYNQ3’s industry expertise and established customer relationships - accelerating the deployment of leading-edge generative AI capabilities to the industry
●	SYNQ3 comes with more than 20 national and multinational chains, such as Chipotle, Casey’s, Applebees, Panda Express, Papa John’s, and Five Guys

Product launches

●	Dynamic Interaction with Generative AI, an extension of the company’s groundbreaking multimodal Dynamic Interaction interface
●	Smart Answering became generally available, our service that lets any business handle customer service calls with voice AI
●	Employee Assist, our voice AI product for restaurant employees using advanced voice technology to coach in-store employees through actions and provide fast answers to critical questions
●	SoundHound Chat AI for Automotive, giving drivers and passengers seamless access to a vast array of information domains enabled by complex conversational capabilities
●	Vehicle Intelligence, SoundHound’s voice AI-enabled solution for instant hands-free access to car manual
●	SoundHound Chat AI, a powerful new voice assistant that delivers best-in-class voice AI by combining SoundHound and third-party Generative AI models

1)	See section ‘Certain Defined Terms’ at the end of this press release for additional information.

Fourth Quarter 2023 Financial Measures

Three Months Ended (thousands, except per share data)	December 31, 2023	December 31, 2022[2]	Change in %
Revenues	$17,147	$9,501	80%
Operating expenses:
Cost of revenues	$3,911	$2,755	42%
Sales and marketing	4,469	6,744	-34%
Research and development	12,713	21,528	-41%
General and administrative	7,641	7,427	3%
Restructuring	806	-	N/A
Total operating expenses	$29,540	$38,454	-23%
Operating loss	$(12,393)	$(28,953)	57%
Net loss	$(18,003)	$(30,881)	42%
Net loss per share	$(0.07)	$(0.15)	0.08
Adjusted EBITDA[1]	$(3,676)	$(18,821)	80%

Full Year 2023 Financial Measures

Twelve Months Ended (thousands, except per share data)	December 31, 2023	December 31, 2022[2]	Change in %
Revenues	$45,873	$31,129	47%
Operating expenses:
Cost of revenues	$11,307	$9,599	18%
Sales and marketing	18,893	20,367	-7%
Research and development	51,439	76,392	-33%
General and administrative	28,285	30,443	-7%
Restructuring	4,557	-	N/A
Total operating expenses	$114,481	$136,801	-16%
Operating loss	$(68,608)	$(105,672)	35%
Net loss	$(88,937)	$(116,713)	24%
Net loss per share	$(0.40)	$(0.74)	0.34
Adjusted EBITDA[1]	$(35,896)	$(72,843)	51%

1)	Please see table below for a reconciliation from GAAP to non-GAAP.
2)	Note: the Company identified corrections related to historical financial transactions for certain prior periods, which have been revised. These amounts had no impact on revenue, EPS or adjusted EBITDA for the period noted. Specifically, for the three months ended December 31, 2022, general and administrative expense and total net loss both increased by $201. For the 12 months ended December 31, 2022, general and administrative expense increased by $265 and other income and expense increased by $1,075, resulting in total net loss increasing by $1,340. Further details were included in the company's Form 10-Q filed on November 15, 2023 for the quarterly period ended September 30, 2023.

Summary of Liquidity and Cash Flows

The company’s total cash was approximately $109 million at December 31, 2023. Current total cash balance is in excess of $200 million.

Condensed Cash Flow Statement

Year Ended (thousands)	December 31, 2023	December 31, 2022
Cash flows:
Net cash used in operating activities	$(68,265)	$(94,019)
Net cash used in investing activities	(392)	(1,329)
Net cash provided by financing activities	168,237	82,001
Net change in cash and cash equivalents[1]	$99,560	$(13,347)

1)	Foreign exchange impact on cash of ($20K) for the period ending December 31, 2023 not shown on chart.

Business Outlook 2024 and 2025

SoundHound expects full year 2024 revenue to be in a range of $63 to $77 million, with a midpoint target of $70 million. The company is also introducing a 2025 outlook, in which it expects its growth to accelerate with revenue exceeding $100 million in revenue and achieve positive adjusted EBITDA.

Additional Information

For more information please see the company’s SEC filings which can be obtained on the company’s website at investors.soundhound.com. The financial statements will be posted on the website, and will be included when we file our 10-K. The financial data presented in this press release should be considered preliminary until the company files its 10-K.

Conference Call and Webcast

Keyvan Mohajer, Co-Founder and CEO, and Nitesh Sharan, CFO will host a live audio conference call and webcast today at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time. A live webcast and replay will also be accessible at investors.soundhound.com.

About SoundHound AI

SoundHound (Nasdaq: SOUN), a global leader in conversational intelligence, offers voice AI solutions that let businesses offer incredible conversational experiences to their customers. Built on proprietary technology, SoundHound’s voice AI delivers best-in-class speed and accuracy in numerous languages to product creators across automotive, TV, and IoT, and to customer service industries via groundbreaking AI-driven products like Smart Answering, Smart Ordering, and Dynamic Interaction™, a real-time, multimodal customer service interface. Along with SoundHound Chat AI, a powerful voice assistant with integrated Generative AI, SoundHound powers millions of products and services, and processes billions of interactions each year for world class businesses.

Forward Looking Statements and Other Disclosures

This press release contains forward-looking statements, which are not historical facts, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. These forward-looking statements include, but are not limited to, statements concerning our expected financial performance, our ability to implement our business strategy and anticipated business and operations, the potential utility of and market for our products and services, our ability to achieve revenue from our cumulative bookings backlog and subscription bookings backlog, and guidance for financial results for 2024 and 2025. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. As a result, readers are cautioned not to place undue reliance on these forward-looking statements. Our actual results may differ materially from those expressed or implied by these forward-looking statements as a result of risks and uncertainties impacting SoundHound’s business including, our ability to successfully launch and commercialize new products and services and derive significant revenue, our ability to develop the bespoke products and services required under the contracts included in our bookings backlog, including, but not limited to, our ability to convert customer adoption of Smart Ordering into realized revenue, our ability to predict or measure supply chain disruptions at our customers, our market opportunity and our ability to acquire new customers and retain existing customers, the timing and impact of our growth initiatives, level of product service failures that could lead our customers to use competitors’ services, our ability to predict direct and indirect customer demand for our existing and future products, our ability to hire, retain and motivate employees, the effects of competition, including price competition within our industry segment, technological, regulatory and legal developments that uniquely or disproportionately impact our industry segment, developments in the economy and financial markets and those other factors described in our risk factors set forth in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We do not intend to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Certain Defined Terms

Cumulative Subscriptions & Bookings Backlog: The company has updated this metric to incorporate its customer subscriptions activity with previously disclosed cumulative bookings backlog. Cumulative bookings backlog takes into account the prior quarter end balance of bookings backlog plus new bookings in the current quarter minus associated revenue recognized from bookings from prior periods. Cumulative bookings backlog is derived from committed customer contracts and this definition remains the same as the previous one. Subscriptions backlog refers to potential revenue achievable for the company with current customers where the company is the leading or exclusive provider, and assuming a 4-year ramp up during which time our technologies are being implemented and assuming a successful full roll out of our technologies over a total 5-year duration. Reasonable assumptions about adoption percentages are included, with lower percentages applied to pilot and proof-of-concept customers.

Non-GAAP Measures of Financial Performance

To supplement the company’s financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measure of financial performance is included in this release: adjusted EBITDA. We define Adjusted EBITDA as the company’s GAAP net loss excluding (i) interest and other expense, net, (ii) depreciation and amortization expense, (iii) income taxes, (iv) stock-based compensation, (v) acquisition-related expenses, and (vi) restructuring expense. A reconciliation of GAAP to this adjusted non-GAAP financial measure is included below. When analyzing the company's operating results, investors should not consider non-GAAP measures as substitutes for the comparable financial measures prepared in accordance with GAAP.

The Company does not present a quantitative reconciliation of the forward-looking non-GAAP financial measures and Adjusted EBITDA, to the most directly comparable GAAP financial measure (or otherwise present such forward-looking GAAP measures) because it is impractical to forecast certain items without unreasonable efforts due to the uncertainty and inherent difficulty of predicting, within a reasonable range, the occurrence and financial impact of and the periods in which such items may be recognized.

Fourth Quarter Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA

Three Months Ended (thousands)
	December 31, 2023	December 31, 2022
GAAP net loss	$(18,003)	$(30,881)

Adjustments:
OI&E and other[1]	$4,003	$644
Income taxes	1,607	1,284
Depreciation and amortization	372	840
Stock-based compensation	6,486	9,292
Restructuring	806	-
Acquisition-related expenses	1,053	-
Adjusted EBITDA (non-GAAP)	$(3,676)	$(18,821)

1)	Includes other income/(expense) of $1.5 and $0.5 million for the three months ended December 31, 2023 and 2022, respectively.

Full Year Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA

Year Ended (thousands)
	December 31, 2023	December 31, 2022
GAAP net loss	$(88,937)	$(116,713)

Adjustments:
OI&E and other[2]	$16,415	$8,152
Income taxes	3,914	2,889
Depreciation and amortization	2,313	4,037
Stock-based compensation	24,789	28,792
Restructuring	4,557	-
Acquisition-related expenses	1,053	$-
Adjusted EBITDA (non-GAAP)	$(35,896)	$(72,843)

2)	Includes other income/(expense) of $1.2 and ($1.3) million for the years ended December 31, 2023 and 2022, respectively.

Investors:

Scott Smith

408-724-1498

IR@SoundHound.com

Media:

Fiona McEvoy

415-610-6590

PR@SoundHound.com